EXHIBIT 10.10

AFFYMETRIX, INC.
PERFORMANCE BASED RESTRICTED STOCK UNIT GRANT NOTICE AND AGREEMENT

[Name]                                                                                           Award Number:                                        [Award Number]
[Address]                                                                                    ID:                                                                            [Employee Identifier]
                                                        Plan:                                                                     Affymetrix, Inc. Amended and Restated
  2000 Equity Incentive Plan (the "Plan)

1.    Grant of Performance Based Restricted Stock Units.  AFFYMETRIX, INC., a Delaware corporation (the "Company") hereby grants to [Name] ("Recipient") the number of performance based restricted stock units as specified below (the "PRSUs"), subject to (i) the Terms and Conditions of PRSUs attached as Exhibit A, and (ii) the Plan incorporated herein by reference.

2.    Definitions.  As used in this Agreement, including the Terms and Conditions of PRSUs attached as Exhibit A, the following terms shall have the meanings set forth in this Section 2.

Grant Date:                                                                           [Date]
Number of Shares:                                                      [Number of Shares]
Settlement Date:	For each PRSU, except as otherwise provided in Exhibit A hereto, the date on which such PRSU becomes vested in accordance with the performance condition and vesting date set forth below.

3.    Performance Goals and Vesting Schedule: The PRSUs are eligible to be earned based on the performance conditions specified in the following table, the PRSUs shall remain unvested until the Vesting Date specified in the following table:

[Table]

4.    To the extent the performance goal for any performance period is not met, the applicable installment of PRSUs shall be forfeited (in whole or in part, as applicable) as of the end of such performance period. For the avoidance of doubt,  there shall be no "catch up" in any future performance period to the extent any portion of an installment for a prior performance period is not earned.

AFFYMETRIX, INC.

/s/ /Frank Witney
___________________________________
Frank Witney

Exhibit A
TERMS AND CONDITIONS OF PRSUs
1.    Grant.  Pursuant to the Performance Based Restricted Stock Unit Grant Notice (the "Grant Notice") to which these Terms and Conditions are attached (together with the Grant Notice, this "Agreement"), AFFYMETRIX, INC., a Delaware corporation (the "Company"), has granted to Recipient the right to receive the number of Performance Based Restricted Stock Units (the "PRSUs") under the Plan as set forth in the Grant Notice (terms used but not defined herein have the meaning set forth in the Grant Notice or the Plan).  Each PRSU represents the right to receive on a date determined in accordance with this Agreement one (1) Common Share.
2.    Settlement of PRSUs.  The Company shall issue to Recipient, on the Settlement Date with respect to each PRSU to be settled on such date, one (1) Common Share.  The Company will not issue any shares hereunder if the issuance of shares at that time would violate any law or regulation and shall not be required to issue any fractional shares.
3.    Tax Treatment.  Any withholding tax liabilities incurred in connection with the grant or vesting of the PRSUs or the issuance of the Common Shares or otherwise incurred in connection with the PRSUs and any other amounts or rights hereunder shall be satisfied by (x) only at the option and request of the Company, Recipient paying to the Company in cash or by check an amount equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law within one business day of the day the tax event arises or (y) unless not permitted by the Compensation Committee or the Board, the Company withholding a portion of the Common Shares that would be issued on settlement of the vested PRSUs having a fair market value approximately equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law.  Notwithstanding the foregoing, Recipient acknowledges and agrees that he or she is responsible for all taxes that arise in connection with the PRSUs.  The Company shall not be obligated to release any shares to Recipient unless and until satisfactory arrangements to pay such withholding taxes have been made and shall be entitled to withhold from any amounts or shares due to Recipient hereunder or otherwise in an amount sufficient to pay its withholding obligations.  This Agreement and the PRSUs are intended to comply with the short-term deferral rules of Section 409A of the Code and the Treasury Regulations thereunder and shall be interpreted in a manner consistent with that intention.
4.    Vesting.  The PRSUs shall become vested in installments, as shown in the Grant Notice.  No additional shares become vested after Recipient's service in any one of the positions of an employee, consultant or director of the Company (or a subsidiary of the Company) has terminated for any reason.
5.    Termination of Service.  If Recipient's service in any one of the positions of an employee, consultant or director of the Company or a subsidiary of the Company terminates for any reason, then all PRSUs that have not vested on or before the date of termination of service shall automatically be forfeited to the Company and all of Recipient's rights with respect thereto shall cease immediately upon termination. The Company determines when Recipient's service terminates for this purpose.
6.    Leaves of Absence.  For purposes of this Agreement, service does not terminate as a result of a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law; provided that service shall terminate when the approved leave ends, unless Recipient immediately returns to active work.
7.    Restrictions on Transfer.  Recipient may not sell, transfer, pledge or otherwise dispose of any of the Common Shares underlying the PRSUs until after the applicable shares have been issued to Recipient on the schedule set forth in the Grant Notice and may not sell, transfer, pledge or otherwise dispose of the PRSUs, other than transfer by will or by the laws of descent and distribution.  Recipient further agrees not to sell, transfer or otherwise dispose of any shares at a time when applicable laws or Company policies prohibit a sale, transfer, pledge or other disposition.  Recipient agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent.
8.    Stock Certificates.  Certificates, if any, evidencing the Common Shares that are issued hereunder shall be registered in the name of Recipient on the stock transfer books of the Company.
9.    Stockholder Rights.  Recipient will have no voting or other rights with respect to the Common Shares underlying the PRSUs until such shares are issued in accordance with this Agreement.
10.        No Retention Rights.  The PRSUs and this Agreement do not give Recipient the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate Recipient's service at any time, with or without cause.
11.        Adjustments.  In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this Agreement may be adjusted pursuant to the Plan.
12.        Applicable Law.  This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
13.        The Plan and Other Agreements.  The text of the Plan is incorporated in this Agreement by reference.
This Agreement and the Plan constitute the entire understanding between Recipient and the Company regarding this Agreement. Any prior agreements, commitments or negotiations concerning the PRSUs are superseded. This Agreement may be amended only by another written agreement.

BY ACCEPTING THIS AWARD, RECIPIENT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THIS AGREEMENT AND IN THE PLAN.